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                                                                    EXHIBIT 10.1

                               OPTION AGREEMENT
                               ----------------

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into on this 3rd day of August, 1998, by and between Happy Landings, Inc. ( the "Optionor") and Maverick Communications Corp., a Florida corporation ("Optionee").


                                   RECITALS

     Optionor is the owner of certain internet search engines and related technology including "Internet Sleuth" and certain software and intellectual property rights related to such search engines and related technologies (the "Property");

     Optionor desires to grant to Optionee an exclusive and irrevocable option to purchase from the Optionor the Property;

     Optionee desire to obtain from the Optionor a grant of an exclusive and irrevocable option to purchase the Property, and as a material inducement to the Optionor to grant to Optionee an exclusive and irrevocable option to purchase the Property, Optionee has agreed to enter into a Management Agreement of equal date hereof with the Optionor which agreement is being executed simultaneously with this Agreement (the "Option Consideration");

     NOW, THEREFORE, in consideration of the foregoing provision, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1.   Grant of Option
          ---------------

     Optionor hereby grants, bargains, sells, convey and delivers unto Optionee an exclusive and irrevocable right, option and privilege to purchase the entire, title and interest of the Optionor in and to the Property exercisable at the time and in the manner set forth below in consideration of One Hundred and Twenty Thousand Dollars ($120,000), Six Thousand Dollars ($6,000) of which has already been paid to, or on behalf of Optionor, receipt of said amount is hereby acknowledged by Optionor and hereby binding this entire option agreement.

     2.   Purchase Price Underlying the Option
          ------------------------------------

     The price that Optionee shall pay for the Property in the exercise of the Option shall be a number of shares of common stock of Isleuth.com, Inc. ("ISLEUTH") the fair market value of which shares equal $880,000 on the date the Option is exercised. The term fair market value is defined as the average daily closing sale price of the common stock of ISLEUTH on the NASD OTC Bulletin Board for the five days proceeding the date such Option is exercised (the "Option Price"). At the option of the Optionor, such $880,000 of Isleuth.com, Inc.'s common stock may be exchanged into a like value number of shares of SJJ Group, Inc.'s common stock.

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     3.   Option Period.
          -------------

     The Option may be exercised at any time during the period ending 60 days from the date hereof (the "Option Period").

     4.   Exercise of Option.
          ------------------

     The Option to acquire the Property may be exercised by Optionee at any time during the Option Period by delivery to the Optionor of the Option Price in certified or good funds, along with a written notice indicating that Optionee is electing to exercise the Option to acquire the Property, which notice shall be simultaneously provided to the Optionor.

     5.   Ownership of Property.
          ---------------------

The parties hereto do hereby acknowledge and agree that upon the execution of this Agreement, the Optionor shall continue to be the owner of record of the Property until such time as the Option is exercised, and shall be entitled to any and all attributes of ownership of the Property with the exception of the rights and compensation to which the Optionee is entitled pursuant to the terms of the Management Agreement between Optionee and the Optionor of which this Agreement is attached as an exhibit. Upon the exercise by Optionee of the Option, the parties hereto acknowledge and agree that Optionee shall be the sole owner of the Property and shall be entitled to all attributes of the ownership thereto.

     6.   Representations and Warranties of Optionor.
          ------------------------------------------

          (a) Optionor is the lawful owner of the Property, and the same are free from any liens, security interest or other encumbrances whatsoever, with the exception of a program entitled SleuthMaint.

          (b) Optionor has full power and authority to own and dispose of the Property, and to perform his obligations under this Agreement;

          (c) This Agreement constitutes a legal, valid and binding obligation of Optionor and is enforceable against him in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy insolvency, or other similar laws affecting the enforcement of creditors' rights, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law.

          (d) Upon the transfer of the Property by Optionor to Optionee pursuant to the exercise of the option, Optionee shall have full legal and beneficial title to the Property, free and clear of all assessments, charges, liens, claims, pledges, mortgages, security interest and other encumbrances, whatsoever; except as noted in
               (a) above.

          (e)

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     7.   Notices.
          -------

     All notices, waivers, demands and instruction given in connection with this Agreement shall be made in writing, with a copy to each party, and shall be deemed to have been duly given and delivered (a) five (5) days after posting if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid, or (b) upon receipt if sent by overnight courier maintaining records of receipt by addresses, by hand or by telecopy, with the original notice being sent the same day by one of the foregoing methods, addressed as follows (or to such other address as a party may from time to time designate by notice to all other parties as aforesaid).

     If to Optionor:     Happy Landings, Inc.
                         8 Seawatch Terrace
                         Ormond Beach, FL 32176


     If to Optionee:     Maverick Communications, Corp.
                         6312 Baum Drive
                         Knoxville, TN 37919

     8.   Further Assurances.
          ------------------

     Each of the parties hereto shall execute such other instruments, documents and papers and shall take such further actions, as may be reasonably required or appropriate to carry out the provisions hereof.

     9.   Entire Agreement.
          ----------------

     This Agreement constitutes the full and complete understanding of the parties with respect to its subject matter, is an exclusive statement of the terms and conditions of their agreement in relation hereto, and supersedes all prior negotiations, understandings and agreement, whether written or oral, between the parties with respect hereto.

     10.  Amendments.
          ----------

     No alteration, modification, amendment or other changes in this agreement shall be effective or binding on any party unless the same is in writing and is executed by all parties.

     11.  Waivers.
          -------

     No waiver by any party of any rights or remedies provided hereunder and no course of dealing shall be deemed a continuing waiver of the same or any other right or remedy unless such waiver is in writing and signed by the party sought to be bound. The failure of a party to exercise any right or remedy shall not be deemed a waiver of such right or remedy in the future.

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     12.  Modification and Severability
          -----------------------------

     If a court of competent jurisdiction declares that any provision of this agreement is illegal, invalid or enforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable.

     13.  Enforceability/Default
          ----------------------

     This Agreement shall be enforceable by and against each of the parties' hereto and their respective successors and assigns. In the event of a default by the other parties hereto, or their assignees hereunder, or a breach by a party hereto of any of the representation, warranties or covenants made herein by such party, the non-defaulting party shall have the rights and remedies available at law or in equity and shall be entitled to any and all costs and expenses (including reasonable attorney's fees) incurred in connection with forcing the terms of this Agreement or recovering any damages resulting from such default or breach. The rights or remedies available to the parties hereunder shall include, without limitations, the rights to sue for specific performance without the necessity if first pursuing other remedies possibly available.

     14.  Captions
          --------

     The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or scope of this Agreement.

     15.  Governing Law
          ------------

     This Agreement shall be governed by, construed under, and enforced in accordance with the law of the State of Florida without regard to any conflict-in-law provision to the contrary.

     16.  Counterparts.
          ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Optionor:                               Optionee:
Happy Landings, Inc.                    Maverick Communications Corp.
By: Sally Elliot, President:            By: J.D. Jenkins, President


Name: /s/ Sally Elliot                  Name: /s/ J.D. Jenkins President
     ----------------------                  ------------------------------

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